Exhibit 99.2

[●], 2022

Dear Stockholders of Terminix Global Holdings, Inc.:

Thank you for your support as we work towards completing the acquisition by Rentokil Initial plc (“Rentokil Initial”) of Terminix Global Holdings Inc. (“Terminix”). On December 13, 2021, Rentokil Initial, Terminix, Rentokil Initial US Holdings, Inc., a wholly owned subsidiary of Rentokil Initial (“Bidco”), Leto Holdings I, Inc., a direct, wholly owned subsidiary of Bidco (“Merger Sub I”) and Leto Holdings II, LLC, a direct, wholly owned subsidiary of Bidco (“Merger Sub II”) entered into an Agreement and Plan of Merger (as amended by Amendment No. 1, dated March 14, 2022, and as may be further amended from time to time, the “Merger Agreement”) that provides for the acquisition of Terminix by Rentokil Initial. On the terms and subject to the conditions set forth in the Merger Agreement, among other things, (1) Merger Sub I will merge with and into Terminix (the “First Merger”) with Terminix surviving the First Merger as a wholly owned subsidiary of Bidco, and (2) immediately following the effective time of the First Merger, Terminix will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Transaction”) with Merger Sub II surviving the Second Merger as a direct wholly owned subsidiary of Bidco and an indirect wholly owned subsidiary of Rentokil Initial. Terminix stockholders will consider and vote on, among other matters, a proposal to adopt the Merger Agreement at a special meeting of Terminix’s stockholders to be held on [•], 2022. The parties expect to complete the Transaction on [•], 2022, assuming the proposal to adopt the Merger Agreement is approved by Terminix stockholders on [•], 2022 and the other conditions to closing are satisfied (including approval of the certain Transaction-related proposals by Rentokil Initial shareholders on [•], 2022).

Under the terms of the Merger Agreement, each Terminix stockholder has the opportunity to elect to receive, as merger consideration for each share of Terminix common stock that such stockholder owns (other than certain excluded shares as set forth in the Merger Agreement) and subject to certain allocation and proration provisions of the Merger Agreement, either:

(1) a “Stock Election” of a number of American depositary shares of Rentokil Initial (the “Rentokil Initial ADSs”) (each representing a beneficial interest in five ordinary shares of Rentokil Initial (the “Rentokil Initial Ordinary Shares”)) equal to (A) 1.0619 (the “Exchange Ratio”) plus (B) the quotient of $11.00 (the “Per Share Cash Amount”) and the volume weighted average price (measured in U.S. dollars) of Rentokil Initial ADSs (measured using the volume weighted average price of Rentokil Initial Ordinary Shares multiplied by the number of Rentokil Initial Ordinary Shares represented by each Rentokil Initial ADS) for the trading day that is two trading days prior to the closing date of the Transaction (or such other date as may be mutually agreed to by Rentokil Initial and Terminix) (such trading date, the “Measurement Day,” such price, the “Rentokil Initial ADS Price” and such number of Rentokil Initial ADSs, the “Stock Consideration”) or

(2) a “Cash Election” of an amount in cash, without interest, and in USD equal to (A) the Per Share Cash Amount plus (B) the product of the Exchange Ratio and the Rentokil Initial ADS Price (the “Cash Consideration”).

The value of the per share Cash Consideration and the value of the per share Stock Consideration as of the Measurement Day will be substantially the same. A Terminix stockholder does not have the opportunity to make the above election with respect to stock options, restricted stock units, performance-based restricted stock units, director deferred share equivalent awards or other forms of equity awards held by such stockholder. For a general description of the treatment of such equity awards, see the section entitled “The Merger Agreement—Treatment of Terminix Equity Awards” beginning on page [●] of the proxy statement/prospectus dated [●], 2022 (the “Proxy Statement/Prospectus”).

The total number of Rentokil Initial ADSs to be issued and the aggregate amount of cash to be paid under the terms of the Merger Agreement will not vary as a result of individual election preferences. Under the terms of the Merger Agreement, if the Stock Consideration is oversubscribed, then each Terminix stockholder that either elected for the Stock Consideration or failed to make a valid election will receive a prorated number of Rentokil Initial ADSs and an amount in cash in USD (without interest). Such cash amount will be equivalent to the value of the amount of Stock Consideration payable in excess of the prorated number of Rentokil Initial ADSs, with such Stock Consideration valued based on the Rentokil Initial ADS Price. Similarly, if the Cash Consideration is oversubscribed, then each Terminix stockholder that elected for the Cash Consideration will receive a prorated amount in cash (without interest) in USD and a number of Rentokil Initial ADSs with a value equivalent to the amount of Cash Consideration owed in excess of the prorated cash amount. Such Rentokil Initial ADSs will be valued based on the Rentokil Initial ADS Price.

Enclosed is an Election Form and related documents. Please complete, sign and return the Election Form, with confirmation of book-entry transfer of your shares of Terminix common stock, to the exchange agent for the Transaction, Computershare Inc. (the “Exchange Agent” or “Computershare”). In addition, enclosed is an Election Information Booklet for your reference. Please use the enclosed envelope to return your Election Form and confirmation of a book-entry transfer to the Exchange Agent. Do not send any documents to Terminix or Rentokil Initial.

The Election Form, together with your confirmation of book-entry transfer, must be RECEIVED by the Exchange Agent no later than 5:00 p.m., Eastern Time, on the date that is three business days preceding the closing date of the Transaction (the “Election Deadline”). The anticipated Election Deadline for Terminix stockholders to elect the form of merger consideration they desire to receive in the Transaction has been set for 5:00 p.m. Eastern Time on [•], 2022, but you are encouraged to return your Election Form and confirmation of book-entry transfer as promptly as possible. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the Transaction, Innisfree M&A Incorporated (“Innisfree”) at 877-456-3422. If you make a valid election, you will be unable to sell or otherwise transfer your shares of Terminix common stock after making such election, unless such election is properly revoked before the Election Deadline in accordance with the applicable procedures or unless the Merger Agreement is terminated.

There is a limited period of time for you to deliver your Election Form and confirmation of book-entry transfer. Therefore, we encourage you to submit your Election Form and confirmation of book-entry transfer promptly. If you do not make a valid election, you will be deemed to have made a Stock Election with respect to your shares of Terminix common stock. You should note that, regardless of whether you make a Cash Election or a Stock Election, the value of the merger consideration you receive will depend on the Rentokil Initial ADS Price. Information regarding the price of Rentokil Initial Ordinary Shares can be obtained by calling Innisfree at 877-456-3422.

You can find additional information on the terms of the Transaction and related transactions in the Proxy Statement/Prospectus. The information contained in the Proxy Statement/Prospectus is current as of [●], 2022, and does not reflect subsequent developments. You should rely only on the information contained or expressly incorporated by reference in the Proxy Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents, and, unless required by law, we have no obligation to update any information that is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please call Innisfree at 877-456-3422.

Andy Ransom Chief Executive

2

Terminix Global Holdings, Inc.

ELECTION FORM

With respect to shares of common stock of Terminix Global Holdings, Inc. (“Terminix”)

ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE
CLOSING DATE OF THE TRANSACTION

ANTICIPATED ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON [•], 2022

Under the terms of the Agreement and Plan of Merger, dated December 13, 2021 (as amended by Amendment No. 1, dated March 14, 2022, and as may be further amended from time to time, the “Merger Agreement”), by and among Rentokil Initial plc (“Rentokil Initial”), Terminix, Rentokil Initial US Holdings, Inc., a wholly owned subsidiary of Rentokil Initial (“Bidco”), Leto Holdings I, Inc., a direct, wholly owned subsidiary of Bidco and Leto Holdings II, LLC, a direct, wholly owned subsidiary of Bidco, each Terminix stockholder has the opportunity to elect to receive, as merger consideration for each share of Terminix common stock that such stockholder owns (other than certain excluded shares as set forth in the Merger Agreement) and subject to certain allocation and proration provisions of the Merger Agreement, either:

(1) a “Stock Election” of a number of American depositary shares of Rentokil Initial (the “Rentokil Initial ADSs”) (each representing a beneficial interest in five ordinary shares of Rentokil Initial (the “Rentokil Initial Ordinary Shares”)) equal to (A) 1.0619 (the “Exchange Ratio”) plus (B) the quotient of $11.00 (the “Per Share Cash Amount”) and the volume weighted average price (measured in U.S. dollars) of Rentokil Initial ADSs (measured using the volume weighted average price of Rentokil Initial Ordinary Shares multiplied by the number of Rentokil Initial Ordinary Shares represented by each Rentokil Initial ADS) for the trading day that is two trading days prior to the closing date of the acquisition by Rentokil Initial of Terminix (such acquisition, the “Transaction”) (or such other date as may be mutually agreed to by Rentokil Initial and Terminix) (such trading day, the “Measurement Day,” such price, the “Rentokil Initial ADS Price,” and such number of Rentokil Initial ADSs, the “Stock Consideration”) or

(2) a “Cash Election” of an amount in cash, without interest, and in USD equal to (A) the Per Share Cash Amount plus (B) the product of the Exchange Ratio and the Rentokil Initial ADS Price (the “Cash Consideration”).

A Terminix stockholder does not have the opportunity to make the above election with respect to stock options, restricted stock units, performance-based restricted stock units, director deferred share equivalent awards or other forms of equity awards held by such stockholder. The value of the per share Cash Consideration and the value of the per share Stock Consideration as of the Measurement Day will be substantially the same. For a full discussion of the Transaction, the treatment of Terminix equity awards, the merger consideration and the effect of this election, see the proxy statement/prospectus, dated [●], 2022 (the “Proxy Statement/Prospectus”).

The Election Form, together with your confirmation of book-entry transfer, must be RECEIVED by the exchange agent for the Transaction, Computershare Inc. (the “Exchange Agent” or “Computershare”), no later than 5:00 p.m., Eastern Time, on the date that is three business days preceding the closing date of the Transaction (the “Election Deadline”). The anticipated Election Deadline for Terminix stockholders to elect the form of merger consideration they desire to receive in the Transaction has been set for 5:00 p.m. Eastern Time on [•], 2022, but you are encouraged to return your Election Form and confirmation of book-entry transfer as promptly as possible. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the Transaction, Innisfree M&A Incorporated at 877-456-3422. If you do not make a valid election by the Election Deadline, you will be deemed to have made a Stock Election with respect to your shares of Terminix common stock. If you make a valid election, you will be unable to sell or otherwise transfer your shares of Terminix common stock after making such election, unless such election is properly revoked before the Election Deadline in accordance with the applicable procedures or unless the Merger Agreement is terminated.

This election governs the merger consideration that you, as a stockholder of Terminix, will receive if the Transaction is completed. This election may also affect the tax consequences of the Transaction to you.

Complete the box(es) on the next page to make an election to receive, subject to certain allocation and proration provision of the Merger Agreement, either (1) a “Stock Election” of a number of Rentokil Initial ADSs equal to (A) the Exchange Ratio plus (B) the quotient of the Per Share Cash Amount and the Rentokil Initial ADS Price or (2) a “Cash Election” of an amount in cash, without interest, and in USD equal to (A) the Per Share Cash Amount plus (B) the product of the Exchange Ratio and the Rentokil Initial ADS Price. If no box is checked, you will be deemed to have made a “Stock Election” with respect to your shares of Terminix common stock.

Step 1. ELECTION. I hereby elect to receive the following as consideration for my shares of Terminix common stock:

ELECTION CHOICES

STOCK ELECTION (a number of Rentokil Initial ADSs equal to (A) 1.0619 plus (B) the quotient of $11.00 and the Rentokil Initial ADS Price, subject to certain allocation and proration provisions of the Merger Agreement, as applicable, as discussed below)

☐             Mark this box to elect to make a Stock Election with respect to ALL of your shares of Terminix common stock.

☐             Mark this box to elect to make a Stock Election with respect to the following number of your shares of Terminix common stock. Please fill in the number of shares for which you would like to make a Stock Election.

CASH ELECTION (an amount in cash, without interest, and in USD equal to (A) $11.00 plus (B) the product of 1.0619 and the Rentokil Initial ADS Price, subject to certain allocation and proration provisions of the Merger Agreement, as applicable, as discussed below)

☐              Mark this box to elect to make a Cash Election with respect to ALL of your shares of Terminix common stock.

☐             Mark this box to elect to make a Cash Election with respect to the following number of your shares of Terminix common stock. Please fill in the number of shares for which you would like to make a Cash Election.

YOU WILL BE DEEMED TO

HAVE MADE A “STOCK ELECTION” IF:

A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.	A completed “Election Form,” together with your confirmation of book-entry transfer, is not actually received by the Exchange Agent by the Election Deadline; or
C.	You properly revoke a prior election on time without making a new election on time.

As described above, the terms of the Merger Agreement permit a holder of Terminix common stock to make an election with respect to each share of Terminix common stock. If you seek to separately identify the particular shares of Terminix common stock (e.g., shares of Terminix common stock acquired on particular date(s) or at particular price(s)) for which a particular election is being made, you should (i) attach a statement to this Election Form identifying the particular shares(s) of Terminix common stock for which each election is made (e.g., by acquisition date or price), and (ii) retain a copy of this Election Form and the statement for your records. The elections that you make, and the shares with respect to which you make each election, may affect the tax consequences of the Transaction to you. For a general description of the tax consequences of the Transaction, see the sections entitled “The Merger Proposal—Material U.S. Federal Income Tax Consequences” and “The Merger Proposal—Material UK Tax Consequences of Owning Rentokil Initial Ordinary Shares or Rentokil Initial ADSs” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus. We also encourage you to consult your tax advisor with respect to whether and how you should separately identify the particular shares of Terminix common stock for which a particular election is being made.

The merger consideration to be paid in respect of each share of Terminix common stock for which a holder makes a Cash Election or a Stock Election is, under the terms of the Merger Agreement, subject to certain allocation and proration provisions. The total number of Rentokil Initial ADSs to be issued and the aggregate amount of cash to be paid under the terms of the Merger Agreement will not vary as a result of individual election preferences. Under the terms of the Merger Agreement, if the Stock Consideration is oversubscribed, then each Terminix stockholder that either elected for the Stock Consideration or failed to make a valid election will receive a prorated number of Rentokil Initial ADSs and an amount in cash in USD (without interest). Such cash amount will be equivalent to the value of the amount of Stock Consideration payable in excess of the prorated number of Rentokil Initial ADSs, with such Stock Consideration valued based on the Rentokil Initial ADS Price. Similarly, if the Cash Consideration is oversubscribed, then each Terminix stockholder that elected for the Cash Consideration will receive a prorated amount in cash (without interest) in USD and a number of Rentokil Initial ADSs with a value equivalent to the amount of Cash Consideration owed in excess of the prorated cash amount. Such Rentokil Initial ADSs will be valued based on the Rentokil Initial ADS Price. For more information about the merger consideration and for detailed illustrations of the potential allocation and proration of the merger consideration, see the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement—Allocation of Merger Consideration and Illustrative Elections and Calculations” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus. No guarantee can be made that you will receive the amount of Cash Consideration or Stock Consideration that you elect for a share of Terminix common stock.

Rentokil Initial ADSs will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

To be effective, this Election Form must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election Information Booklet, together with your confirmation of book-entry transfer, by the Election Deadline. Do not send your election materials to Terminix or Rentokil Initial.

Step 2. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) in Terminix’s transfer records. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity or other person, please set out the full title. See Instructions 5, 6, 7 and 8.

By signing below, I represent and warrant as follows:

(1)	I have full power and authority to surrender the shares of Terminix common stock transferred in book-entry form, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my shares of Terminix common stock.
(2)	I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of Terminix common stock will be determined by the Exchange Agent.
(3)	I acknowledge that, until I properly transfer the shares of Terminix common stock to which this Election Form relates in book-entry form, I will not receive any consideration issuable or payable.

Sign and provide your tax identification number on the Internal Revenue Service Form W-9 provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 8.

Registered Holder(s) or Agent	Title, if any	Area Code/Phone Number

Step 3. SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 6.

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature	Name of Firm

Address of Firm – Please Print

SPECIAL PAYMENT, ISSUANCE AND DELIVERY FORM

The merger consideration will be issued in the name and to the address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions (See Instructions 6 and 8)	Special Delivery Instructions (See Instruction 7)

To be completed ONLY if the merger consideration is to be issued to a name that is different from the name of the registered holder(s).	To be completed ONLY if the check with respect to merger consideration is to be mailed to an address that is different from the address reflected above.

Name(s): ____________________________________________	Name(s): __________________________________________
(Please Print)	(Please Print)

Address: ____________________________________________	Address: ___________________________________________

Telephone Number: ____________________________________	Telephone Number: ___________________________________

If completing this page for Special Payment and Issuance Instructions, please obtain an Original Medallion Signature Guarantee and apply below.

INSTRUCTIONS

(Please read carefully the instructions below)

1.                   Election Deadline: For any election to be considered, this Election Form, properly completed and signed, must be received by the exchange agent for the acquisition (such acquisition, the “Transaction”) of Terminix Global Holdings, Inc. (“Terminix”) by Rentokil Initial plc (“Rentokil Initial”), Computershare Inc. (the “Exchange Agent” or “Computershare”), at the address set out on the front of this Election Form, no later than 5:00 p.m., Eastern Time on the date that is three business days preceding the closing date of the Transaction (the “Election Deadline”). Rentokil Initial and Terminix expect to complete the Transaction on [•], 2022, assuming the proposal to adopt the merger agreement (the “Merger Agreement”) is approved by Terminix stockholders on [•], 2022 and the other conditions to closing are satisfied (including approval of the certain Transaction-related proposals by Rentokil Initial shareholders on [•], 2022). In connection with the anticipated completion of the Transaction, the anticipated Election Deadline for Terminix stockholders to elect the form of merger consideration they desire to receive in the Transaction has been set for 5:00 p.m. Eastern Time on [•], 2022, but you are encouraged to return your Election Form and confirmation of book-entry transfer as promptly as possible. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the Transaction, Innisfree M&A Incorporated (“Innisfree”) at 877-456-3422. The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on time and whether an Election Form has been properly completed.

2.                   Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on time and whether any such revocation or change has been properly made. You will not be entitled to revoke or change your Election Form following the Election Deadline, unless the Merger Agreement is subsequently terminated. As a result, if you have properly completed, signed and sent or delivered your Election Form to the Exchange Agent, you will be unable to revoke such election or sell your shares of Terminix common stock during the period between the Election Deadline and the date of completion of the Transaction or termination of the Merger Agreement.

3.                   Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return shares of Terminix common stock through a book-entry transfer for shares held in street name.

4.                   Method of Delivery: Your Election Form, together with your confirmation of book-entry transfer, must be sent or delivered to the Exchange Agent. Do not send them to Rentokil Initial or Terminix. Delivery will be deemed effective only when received. A return envelope is enclosed.

5.                   Book Shares/Check Issued in the Same Name: If the Rentokil Initial ADSs and/or the check for the cash payable, as applicable, to the undersigned in the Transaction are to be issued in the same name as the surrendered shares, the Election Form must be completed and signed exactly as the surrendered shares are registered in Terminix’s transfer records. If any of the shares surrendered are owned by two or more joint owners, all such owners must sign the Election Form. If any shares are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election Forms executed by trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

6.                   Special Issuance/Payment Instructions: If the check(s) and/or Rentokil Initial ADSs are to be made payable to or registered in a name or names other than the name(s) that appear(s) on the surrendered shares, indicate the name(s) and address in the appropriate box. The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and an IRS Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). If the surrendered shares are registered in the name of a person other than the person signing this Election Form, or if issuance is to be made to a person other than the person signing this Election Form or if the issuance is to be made to a person other than the registered owner(s), then the surrendered shares must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners or names that appear on such stock power(s) or with stock power(s) guaranteed by an Eligible Institution as provided herein.

7.                   Special Delivery Instructions: If a check is to be mailed to an address other than that appearing on the Election Form, indicate the address in this box.

8.                   IRS Form W-9: Under the federal income tax laws, a non-exempt stockholder that is a U.S. holder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed IRS Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed instructions to IRS Form W-9 for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 24% federal income tax withholding on the payment of any cash. If a stockholder has applied for a TIN and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 24% on all payments to such surrendering stockholder of any Cash Consideration due for such stockholder’s surrendered shares. Please review the enclosed instructions for IRS Form W-9 for additional details regarding the provision of a TIN. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt stockholder should indicate its exempt status on IRS Form W-9. See the instructions for IRS Form W-9 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status, a copy of which can be obtained at www.irs.gov.

ELECTION INFORMATION BOOKLET

This information booklet from Rentokil Initial plc (“Rentokil Initial”) is provided to stockholders of Terminix Global Holdings, Inc. (“Terminix”). It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions to the enclosed Election Form carefully and review the Frequently Asked Questions below, as well as the proxy statement/prospectus dated [●], 2022 (the “Proxy Statement/Prospectus”). After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to the exchange agent for the acquisition of Terminix by Rentokil Initial (such acquisition, the “Transaction”), Computershare Inc. (the “Exchange Agent” or “Computershare”). If you have additional questions after reading these materials, you should contact the information agent for the Transaction, Innisfree M&A Incorporated (“Innisfree”) at 877-456-3422.

The deadline for receipt of your Election Form is 5:00 p.m., Eastern Time, on the date that is three business days preceding the closing date of the Transaction (the “Election Deadline”). The anticipated Election Deadline for Terminix stockholders to elect the form of merger consideration they desire to receive in the Transaction has been set for 5:00 p.m. Eastern Time on [•], 2022, but you are encouraged to return your Election Form and confirmation of book-entry transfer as promptly as possible.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On December 13, 2021, Terminix, Rentokil Initial, Rentokil Initial US Holdings, Inc., a wholly owned subsidiary of Rentokil Initial (“Bidco”), Leto Holdings I, Inc., a direct, wholly owned subsidiary of Bidco and Leto Holdings II, LLC, a direct, wholly owned subsidiary of Bidco, entered into an Agreement and Plan of Merger (as amended by Amendment No. 1, dated March 14, 2022, and as may be further amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the Proxy Statement/Prospectus. Under the terms of the Merger Agreement, each Terminix stockholder has the opportunity to elect to receive, as merger consideration for each share of Terminix common stock that such stockholder owns (other than certain excluded shares as set forth in the Merger Agreement) and subject to certain allocation and proration provisions set out in the Merger Agreement and described in the response to Question 11 below, either:

(1) a “Stock Election” of a number of American depositary shares of Rentokil Initial (the “Rentokil Initial ADSs”) (each representing a beneficial interest in five ordinary shares of Rentokil Initial (the “Rentokil Initial Ordinary Shares”)) equal to (A) 1.0619 (the “Exchange Ratio”) plus (B) the quotient of $11.00 (the “Per Share Cash Amount”) and the volume weighted average price (measured in U.S. dollars) of Rentokil Initial ADSs (measured using the volume weighted average price of Rentokil Initial Ordinary Shares multiplied by the number of Rentokil Initial Ordinary Shares represented by each Rentokil Initial ADS) for the trading day that is two trading days prior to the closing date of the Transaction (or such other date as may be mutually agreed to by Rentokil Initial and Terminix) (such trading day, the “Measurement Day,” such price, the “Rentokil Initial ADS Price,” and such number of Rentokil Initial ADSs, the “Stock Consideration”) or

(2) a “Cash Election” of an amount in cash, without interest, and in USD equal to (A) the Per Share Cash Amount plus (B) the product of the Exchange Ratio and the Rentokil Initial ADS Price (the “Cash Consideration”).

A Terminix stockholder does not have the opportunity to make the above election with respect to stock options, restricted stock units, performance-based restricted stock units, director deferred share equivalent awards or other forms of equity awards held by such stockholder. For a general description of the treatment of such equity awards, see the section entitled “The Merger Agreement—Treatment of Terminix Equity Awards” beginning on page [●] of the Proxy Statement/Prospectus.

An Election Form is being mailed to each holder of record of Terminix common stock as of [●], 2022. The Election Form is to be used to make a Cash Election or a Stock Election. If you also hold shares of Terminix common stock in “street name” through a bank, brokerage or other nominee, you will receive election instructions from that firm.

2.	What is the Election Form?

The enclosed Election Form lets us know your preferred form of payment of the merger consideration for your shares of Terminix common stock.

3.	How do I complete the Election Form?

The Election Form is divided into separate sections. Instructions for completing each section are set out in the Election Form, where applicable. You are entitled to make a Cash Election or a Stock Election with respect to each of your shares of Terminix common stock.

When completed, please sign and date the Election Form and send it to Computershare in the enclosed envelope along with your confirmation of book-entry transfer, and any required accompanying evidence of authority, so that you can make your election to receive cash or Rentokil Initial ADSs. Please see Question 15 for important tax information concerning the submission of your Election Form to Computershare. Please note that if your shares are held jointly, signatures of all joint owners are required.

Consistent with the terms of the Merger Agreement, the Election Form authorizes Computershare to take all actions necessary to accomplish the delivery of the Rentokil Initial ADSs and/or cash in exchange for your shares of Terminix common stock.

Please return your Election Form and confirmation of book-entry transfer in the enclosed envelope or electronically.

4.	How do I make an election if I hold my shares through a bank, broker or other nominee?

If you hold your shares of Terminix common stock through a bank, broker or other nominee, they must make an election for your shares on your behalf in accordance with your instructions. Please instruct them how to exchange your shares by completing the election instructions you receive from them. Please contact your bank, broker or other nominee with any questions.

5.	When is my Election Form due?

Your Election Form must be RECEIVED by the Exchange Agent by the Election Deadline (which is three business days preceding the closing date of the Transaction). The anticipated Election Deadline for Terminix stockholders to elect the form of merger consideration they desire to receive in the Transaction has been set for 5:00 p.m. Eastern Time on [•], 2022. If you hold your shares through a bank, broker or other nominee, you must return your election instructions to your bank, broker or other nominee in time for it to respond by the Election Deadline. Please refer to the instructions provided by your bank, broker or other nominee.

6.	What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election?

If you do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election, you will be deemed to have made a Stock Election for all your shares of Terminix common stock.

7.	Will I be able to sell my shares of Terminix common stock after making a valid election?

If you make a valid election, you will be unable to sell or otherwise transfer your shares of Terminix common stock after making such election, unless such election is properly revoked before the Election Deadline in accordance with the applicable procedures or unless the Merger Agreement is terminated.

8.	I have received more than one set of identical election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own stock in more than one manner or in more than one name. For example, you may have shares registered directly with Terminix; you may own Terminix shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your shares of Terminix common stock. Failure to properly complete an Election Form and properly submit the Election Form by the Election Deadline means that no valid election will be made with respect to the shares to which that Election Form applies, and you will be deemed to have made a Stock Election with respect to such shares.

9.	Under the terms of the Merger Agreement, what will I receive in exchange for my Terminix shares upon completion of the Transaction?

You may make, for each share of Terminix common stock that you own:

•	a “Stock Election” of a number of Rentokil Initial ADSs equal to (A) 1.0619 plus (B) the quotient of $11.00 and the Rentokil Initial ADS Price, subject to certain allocation and proration provisions of the Merger Agreement; or

•	a “Cash Election” of an amount in cash, without interest, and in USD equal to (A) $11.00 plus (B) the product of 1.0619 and the Rentokil Initial ADS Price, subject to certain allocation and proration provisions of the Merger Agreement.

However, the merger consideration to be paid in respect of each share of Terminix common stock is subject to certain allocation and proration provisions of the Merger Agreement, as applicable and as described in the response to Question 11 below.

10.	Do I have to make the same election with respect to all of the Terminix shares that I own?

No. You may elect to make a Cash Election or a Stock Election with respect to each of your shares of Terminix common stock. Please follow the instructions for completing the applicable section of the Election Form. For any shares of Terminix common stock held by you that are not covered by a validly submitted Election Form, you will be deemed to have elected for the Stock Election.

If you seek to separately identify the particular shares of Terminix common stock (e.g., shares of Terminix common stock acquired on particular date(s) or at particular price(s)) for which a particular election is being made, you should (i) attach a statement to the Election Form identifying the particular shares(s) of Terminix common stock for which each election is made (e.g., by acquisition date or price), and (ii) retain a copy of the Election Form and the statement for your records. The elections that you make, and the shares with respect to which you make each election, may affect the tax consequences of the Transaction to you. For a general description of the tax consequences of the Transaction, see the sections entitled “The Merger Proposal—Material U.S. Federal Income Tax Consequences” and “The Merger Proposal—Material UK Tax Consequences of Owning Rentokil Initial Ordinary Shares or Rentokil Initial ADSs” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus. We also encourage you to consult your tax advisor with respect to whether and how you should separately identify the particular shares of Terminix common stock for which a particular election is being made.

11.	Am I guaranteed to receive what I ask for on the Election Form?

Not necessarily. The total number of Rentokil Initial ADSs to be issued and the aggregate amount of cash to be paid under the terms of the Merger Agreement will not vary as a result of individual election preferences.

Under the terms of the Merger Agreement, if the Stock Consideration is oversubscribed, then each Terminix stockholder that either elected for the Stock Consideration or failed to make a valid election will receive a prorated number of Rentokil Initial ADSs and an amount in cash in USD (without interest). Such cash amount will be equivalent to the value of the amount of Stock Consideration payable in excess of the prorated number of Rentokil Initial ADSs, with such Stock Consideration valued based on the Rentokil Initial ADS Price. Similarly, if the Cash Consideration is oversubscribed, then each Terminix stockholder that elected for the Cash Consideration will receive a prorated amount in cash (without interest) in USD and a number of Rentokil Initial ADSs with a value equivalent to the amount of Cash Consideration owed in excess of the prorated cash amount. Such Rentokil Initial ADSs will be valued based on the Rentokil Initial ADS Price. In either such case, the Exchange Agent will allocate between cash and Rentokil Initial ADSs in accordance with the proration mechanics described in the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement — Allocation of Merger Consideration and Illustrative Elections and Calculations” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus to ensure that the total amount of cash paid and the total number of Rentokil Initial ADSs to be issued in the Transaction equal the aggregate amount agreed to in the Merger Agreement.

Accordingly, there is no assurance that a Terminix stockholder that has made a valid election to receive Cash Consideration or Stock Consideration will receive the form of consideration elected with respect to the shares of Terminix common stock held by such stockholder. Any Terminix stockholder who does not submit an Election Form, misses the Election Deadline or otherwise fails to make a valid election will be deemed to have made an election to receive Stock Consideration.

12.	Will the value of the merger consideration I receive vary depending on whether I make the Stock Election or Cash Election?

The value of the per share Cash Consideration and the value of the per share Stock Consideration as of the Measurement Day will be substantially the same.

For example, as of July 15, 2022 (which date has been selected solely for illustrative purposes), Rentokil Initial’s volume weighted share price was £5.0825 (expressed in whole pounds sterling and pence, to four decimal places) and the spot Sterling-U.S. Dollar exchange rate was 1.1855. If such date were the Measurement Day, the Rentokil Initial ADS Price would be $30.13 and, accordingly:

•	the per share Cash Consideration would be an amount in cash equal to $42.99 which is (A) $11.00, the Per Share Cash Amount, plus (B) $31.99, the product of 1.0619, the Exchange Ratio, and $30.13, the Rentokil Initial ADS Price as of such date; and

•	the per share Stock Consideration would be a number of Rentokil Initial ADSs equal to 1.4270 (which have an approximate value as of such date of $42.99) which is (A) 1.0619, the Exchange Ratio, plus (B) 0.3651, the quotient of $11.00, the Per Share Cash Amount, and $30.13, the Rentokil Initial ADS Price as of such date.

As a result, as of July 15, 2022, the implied value of each of the per share Cash Consideration and the per share Stock Consideration was approximately $42.99 per share of Terminix common stock. The consideration to be paid to Terminix stockholders is subject, pursuant to the terms of the Merger Agreement, to automatic adjustment and proration in the manner described in the section entitled “The Merger Agreement — Merger Consideration” beginning on page [●] of the Proxy Statement/Prospectus to ensure that the total amount of cash paid and the total number of Rentokil Initial ADSs issued in the Transaction equal the aggregate amount agreed to in the Merger Agreement. For detailed illustrations of the potential allocation and proration of the merger consideration, see the section entitled “The Merger Agreement — Allocation of Merger Consideration and Illustrative Elections and Calculations” beginning on page [●] of the Proxy Statement/Prospectus.

The market value of the merger consideration to Terminix stockholders will fluctuate with the market price of Rentokil Initial Ordinary Shares and will not be known at the time that Terminix stockholders vote on the Transaction or make their election. Based on Rentokil Initial’s five-day average daily volume weighted share price and the five-day average of the Sterling-U.S. Dollar exchange rate, in each case, over the period spanning December 6, 2021 to December 10, 2021, inclusive, the implied value of the merger consideration to Terminix stockholders was approximately $55.00 per share of Terminix common stock. As described in the prior paragraph, based on Rentokil Initial’s volume weighted average share price and the spot Sterling-U.S. Dollar exchange rate, in each case, as of July 15, 2022, the implied value of the merger consideration to Terminix stockholders was approximately $42.99 per share of Terminix common stock. To further demonstrate how the implied value of the merger consideration may fluctuate over time, we note that as of [•], 2022 (the latest practicable date prior to the date of the Proxy Statement/Prospectus), Rentokil Initial’s volume weighted share price was £[•] (expressed in whole pounds sterling and pence, to four decimal places) and the spot Sterling-U.S. Dollar exchange rate was [•]. If such date were the Measurement Day, the Rentokil Initial ADS Price would be $[•] and, accordingly:

•	the per share Cash Consideration would be an amount in cash equal to $[•] which is (A) $11.00, the Per Share Cash Amount, plus (B) $[•], the product of 1.0619, the Exchange Ratio, and $[•], the Rentokil Initial ADS Price as of such date; and

•	the per share Stock Consideration would be a number of Rentokil Initial ADSs equal to [•] (which have an approximate value on such date of $[•]) which is (A) 1.0619, the Exchange Ratio, plus (B) [•], the quotient of $11.00, the Per Share Cash Amount, and $[•], the Rentokil Initial ADS Price as of such date.

As a result, as of [•], 2022, the implied value of each of the per share Cash Consideration and the per share Stock Consideration was approximately $[•] per share of Terminix common stock. The consideration to be paid to Terminix stockholders is subject, pursuant to the terms of the Merger Agreement, to automatic adjustment and proration in the manner described in the section entitled “The Merger Agreement—Merger Consideration” beginning on page [●] of the Proxy Statement/Prospectus to ensure that the total amount of cash paid and the total number of Rentokil Initial ADSs issued in the Transaction equal the aggregate amount agreed to in the Merger Agreement. For detailed illustrations of the potential allocation and proration of the merger consideration, see the section entitled “The Merger Agreement—Allocation of Merger Consideration and Illustrative Elections and Calculations” beginning on page [●] of the Proxy Statement/Prospectus.

If the price of Rentokil Initial ADS upon the close of the Transaction equals the Rentokil Initial ADS Price, the value at transaction close of the merger consideration you receive will be the same, regardless of whether you make the Stock Election or Cash Election. Because the price of Rentokil Initial ADS upon the close of the Transaction may be higher or lower than the Rentokil Initial ADS Price, the value at transaction close of the merger consideration you receive may vary, depending on whether you make the Stock Election or Cash Election. The Rentokil Initial ADSs to be issued in connection with the Transaction will be listed on the New York Stock Exchange.

13.	Will I receive any fractional shares?

No. No fractional shares of Rentokil Initial ADSs will be issued in the Transaction, and Terminix stockholders will receive cash in lieu of any fractional shares of Rentokil Initial ADSs in accordance with the terms of the Merger Agreement.

14.	How long will it take to receive cash or Rentokil Initial shares after the effective date of the Transaction?

If the Exchange Agent receives a valid Election Form and your confirmation of book-entry transfer and any required accompanying evidence of authority by the Election Deadline, the cash and/or Rentokil Initial ADSs to which you are entitled will be delivered by the Exchange Agent as soon as possible after the effective date of the Transaction. If the Exchange Agent receives a valid Election Form and your confirmation of book-entry transfer and any required accompanying evidence of authority after the Election Deadline, you will receive the cash and/or Rentokil Initial ADSs from the Exchange Agent as soon as possible after the receipt of your confirmation of book-entry transfer and any required accompanying evidence of authority by the Exchange Agent.

Rentokil Initial ADSs will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

15.	What are the tax consequences associated with each of the election options?

Different tax consequences may be associated with each of the election options. The tax consequences to you of the Transaction will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Terminix common stock for Rentokil Initial ADSs, cash or a combination of Rentokil Initial ADSs and cash, including the tax consequences of the various election options. For a general description of the tax consequences of the Transaction, see the sections entitled “The Merger Proposal—Material U.S. Federal Income Tax Consequences” and “The Merger Proposal—Material UK Tax Consequences of Owning Rentokil Initial Ordinary Shares or Rentokil Initial ADSs” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus.

16.	How should I send in my signed documents?

An envelope addressed to the Exchange Agent is enclosed with this package. You may use this envelope to return your Election Form and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send the Election Form and any additional documentation to:

By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

You may send your documentation (using the return envelope provided) by registered mail, with return receipt requested. You may also instead choose to send your documentation to the Exchange Agent by an overnight delivery service. Please do not return any documents to Terminix or Rentokil Initial. Holders of shares of Terminix common stock who hold such shares in electronic, book-entry form simply need to return the completed and signed Election Form.

17.	Are there any fees associated with the issuance of Rentokil Initial ADSs in exchange for shares of Terminix common stock?

There are no fees associated with the exchange.

18.	How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your merger consideration at a different address than that imprinted on the front of the Election Form, please complete the box entitled “Special Delivery Instructions” on the Election Form.

19.	What do I do if:

(a)	I want to receive a book-entry statement for Rentokil Initial ADSs in a name other than the name in which my book-entry statement for Terminix common stock is registered?

(b)	I want to have my check made payable to someone else?

(c)	The owner or co-owner of the shares is deceased?

Please complete the “Special Issuance/Payment Instructions” in the Election Form in order to transfer the shares or cash to someone else.

20.	Will Terminix common stock continue to trade until the completion of the Transaction?

Yes. Terminix common stock will continue to trade on the New York Stock Exchange during the election period and until the completion of the Transaction. However, after your Election Form is submitted to the Exchange Agent, you will not be able to trade your shares of Terminix common stock subject to such form, unless your election is properly revoked as described in the response to Question 21 below.

21.	Can I revoke my election?

Any election may be revoked prior to the Election Deadline with respect to all or any portion of the shares of Terminix common stock subject to such election. To revoke an election, a written notice of revocation must (1) specify the name of the stockholder having made the election to be revoked and (2) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new Election Form prior to the Election Deadline. You will be deemed to have made a Stock Election for the corresponding shares of Terminix common stock if you properly and timely revoke a prior election without timely making a new election. You will not be entitled to revoke or change your Election Form following the Election Deadline, unless the Merger Agreement is thereafter terminated. As a result, if you have properly completed, signed and sent or delivered your Election Form to the Exchange Agent, you will be unable to revoke such election or sell your shares of Terminix common stock during the period between the Election Deadline and the date of completion of the Transaction or termination of the Merger Agreement.

22.	Who do I call if I have additional questions?

You may contact the information agent for the Transaction, Innisfree M&A Incorporated at 877-456-3422.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE TRANSACTION (THE “ELECTION DEADLINE”). THE ANTICIPATED ELECTION DEADLINE HAS BEEN SET FOR 5:00 P.M., EASTERN TIME, ON [•], 2022.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

On December 13, 2021, Rentokil Initial plc (“Rentokil Initial”), Terminix Global Holdings, Inc. (“Terminix”), Rentokil Initial US Holdings, Inc., a wholly owned subsidiary of Rentokil Initial (“Bidco”), Leto Holdings I, Inc., a direct, wholly owned subsidiary of Bidco (“Merger Sub I”) and Leto Holdings II, LLC, a direct, wholly owned subsidiary of Bidco (“Merger Sub II”) entered into an Agreement and Plan of Merger (as amended by Amendment No. 1, dated March 14, 2022, and as may be further amended from time to time, the “Merger Agreement”) that provides for the acquisition of Terminix by Rentokil Initial. On the terms and subject to the conditions set forth in the Merger Agreement, among other things, (1) Merger Sub I will merge with and into Terminix (“First Merger”) with Terminix surviving the First Merger as a wholly owned subsidiary of Bidco, and (2) immediately following the effective time of the First Merger, Terminix will merge with and into Merger Sub II (“Second Merger” and, together with the First Merger, the “Transaction”) with Merger Sub II surviving the Second Merger as a direct wholly owned subsidiary of Bidco and an indirect wholly owned subsidiary of Rentokil Initial.

Under the terms of the Merger Agreement (attached as Annex A to the proxy statement/prospectus dated [●], 2022 and mailed to Terminix stockholders of record as of [●], 2022 (the “Proxy Statement/Prospectus”)), you have the opportunity to elect to receive, as merger consideration for each share of Terminix common stock that you own, the following, subject to certain limitations:

1.	STOCK ELECTION — a number of American depositary shares of Rentokil Initial (the “Rentokil Initial ADSs”) (each representing a beneficial interest in five ordinary shares of Rentokil Initial (the “Rentokil Initial Ordinary Shares”)) equal to (A) 1.0619 (the “Exchange Ratio”) plus (B) the quotient of $11.00 and the volume weighted average price (measured in U.S. dollars) of Rentokil Initial ADSs (measured using the volume weighted average price of Rentokil Initial Ordinary Shares multiplied by the number of Rentokil Initial Ordinary Shares represented by each Rentokil Initial ADS) for the trading day that is two trading days prior to the closing date of the Transaction (or such other date as may be mutually agreed to by Rentokil Initial and Terminix) (such trading day, the “Measurement Day,” such price, the “Rentokil Initial ADS Price” and such number of Rentokil Initial ADSs, the “Stock Consideration”), subject to certain allocation and proration provisions of the Merger Agreement, as applicable, as discussed below; or

2.	CASH ELECTION — an amount in cash without interest, and in U.S. dollars equal to (A) $11.00 plus (B) the product of the Exchange Ratio and the Rentokil Initial ADS Price (the “Cash Consideration”), subject to certain allocation and proration provisions of the Merger Agreement, as applicable, as discussed below.

You will be deemed to have made a “STOCK ELECTION” if:

A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.	A completed “Election Form,” together with your confirmation of book-entry transfer, is not actually received by the exchange agent for the Transaction, Computershare Inc. (the “Exchange Agent” or “Computershare”), by the Election Deadline; or

C.	You properly and timely revoke a prior election without timely making a new election.

If no option is chosen on the Election Form, you will be deemed to have made a “Stock Election,” and merger consideration will be paid under the terms of Option 1 above.

The merger consideration to be paid to holders of Terminix common stock making a Cash Election or Stock Election in connection with the Transaction is, under the terms of the Merger Agreement, subject to allocation and proration provisions. The total number of Rentokil Initial ADSs to be issued and the aggregate amount of cash to be paid under the terms of the Merger Agreement will not vary as a result of individual election preferences. Under the terms of the Merger Agreement, if the Stock Consideration is oversubscribed, then each Terminix stockholder that either elected for the Stock Consideration or failed to make a valid election will receive a prorated number of Rentokil Initial ADSs and an amount in cash in USD (without interest). Such cash amount will be equivalent to the value of the amount of Stock Consideration payable in excess of the prorated number of Rentokil Initial ADSs, with such Stock Consideration valued based on the Rentokil Initial ADS Price. Similarly, if the Cash Consideration is oversubscribed, then each Terminix stockholder that elected for the Cash Consideration will receive a prorated amount in cash (without interest) in USD and a number of Rentokil Initial ADSs with a value equivalent to the amount of Cash Consideration owed in excess of the prorated cash amount. Such Rentokil Initial ADSs will be valued based on the Rentokil Initial ADS Price. In either such case, the Exchange Agent will allocate between cash and Rentokil Initial ADSs in accordance with the proration mechanics described in the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement — Allocation of Merger Consideration and Illustrative Elections and Calculations” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus to ensure that the total amount of cash paid and the total number of Rentokil Initial ADSs to be issued in the Transaction equals the aggregate amount agreed to in the Merger Agreement. No guarantee can be made that you will receive the amount of Cash Consideration or Stock Consideration that you elect.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Election Form Information Booklet regarding the election process for holders of record of Terminix common stock;

2.	The Election Form, with instructions, that enables a holder of record of Terminix common stock to make his or her election, including an IRS Form W-9 to certify his or her taxpayer identification/social security number; and

3.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE. The anticipated Election Deadline for Terminix stockholders to elect the form of merger consideration they desire to receive in the Transaction has been set for 5:00 p.m. Eastern Time on [•], 2022, but you are encouraged to obtain instructions from your clients as promptly as possible. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the Transaction, Innisfree (“Innisfree”), M&A Incorporated at 877-456-3422.

For an election to be valid, a duly executed and properly completed Election Form, including any required signature guarantees and any other documents, should be submitted to the Exchange Agent, together with a confirmation of book-entry transfer in a timely manner and in accordance with the instructions contained in the Election Form. Stockholders who make a valid election will be unable to sell or otherwise transfer their shares of Terminix common stock after making such election, unless such election is properly revoked before the Election Deadline in accordance with the applicable procedures or unless the Merger Agreement is terminated.

No fees or commissions will be payable by Terminix or Rentokil Initial, or any officer, director, stockholder, agent or other representative of Terminix or Rentokil Initial, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Computershare for services in connection with the election and exchange process). Rentokil Initial will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to Innisfree by calling 877-456-3422. Additional copies of the enclosed materials may be obtained by contacting Innisfree.

Andy Ransom
Chief Executive

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF TERMINIX, RENTOKIL INITIAL, COMPUTERSHARE OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE TRANSACTION. THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.” THE ANTICIPATED ELECTION DEADLINE HAS BEEN SET FOR 5:00 P.M., EASTERN TIME, ON [•], 2022. UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS THREE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

On December 13, 2021, Rentokil Initial plc (“Rentokil Initial”), Terminix Global Holdings, Inc. (“Terminix”), Rentokil Initial US Holdings, Inc., a wholly owned subsidiary of Rentokil Initial (“Bidco”), Leto Holdings I, Inc., a direct, wholly owned subsidiary of Bidco (“Merger Sub I”) and Leto Holdings II, LLC, a direct, wholly owned subsidiary of Bidco (“Merger Sub II”) entered into an Agreement and Plan of Merger (as amended by Amendment No. 1, dated March 14, 2022, and as may be further amended from time to time, the “Merger Agreement”) that provides for the acquisition of Terminix by Rentokil Initial. On the terms and subject to the conditions set forth in the Merger Agreement, among other things, (1) Merger Sub I will merge with and into Terminix (“First Merger”) with Terminix surviving the First Merger as a wholly owned subsidiary of Bidco, and (2) immediately following the effective time of the First Merger, Terminix will merge with and into Merger Sub II (“Second Merger” and, together with the First Merger, the “Transaction”) with Merger Sub II surviving the Second Merger as a direct wholly owned subsidiary of Bidco and an indirect wholly owned subsidiary of Rentokil Initial.

Under the terms of the Merger Agreement (attached as Annex A to the proxy statement/prospectus dated [●], 2022 and mailed to Terminix stockholders of record as of [●], 2022 (the “Proxy Statement/Prospectus”)), you have the opportunity to elect to receive, as merger consideration for each share of Terminix common stock that you own, the following, subject to certain limitations:

1.	STOCK ELECTION — a number of American depositary shares of Rentokil Initial (the “Rentokil Initial ADSs”) (each representing a beneficial interest in five ordinary shares of Rentokil Initial (the “Rentokil Initial Ordinary Shares”)) equal to (A) 1.0619 plus (B) the quotient of $11.00 and the volume weighted average price (measured in U.S. dollars) of Rentokil Initial ADSs (measured using the volume weighted average price of Rentokil Initial Ordinary Shares multiplied by the number of Rentokil Initial Ordinary Shares represented by each Rentokil Initial ADS) for the trading day that is two trading days prior to the closing date of the Transaction (or such other date as may be mutually agreed to by Rentokil Initial and Terminix) (such trading day, the “Measurement Day,” such price, the “Rentokil Initial ADS Price” and such number of Rentokil Initial ADSs, the “Stock Consideration”), subject to certain allocation and proration provisions of the Merger Agreement, as applicable, as discussed below; or

2.	CASH ELECTION — an amount in cash, without interest, and in U.S dollars equal to (A) $11.00 plus (B) the product of 1.0619 and the Rentokil Initial ADS Price (the “Cash Consideration”), subject to certain allocation and proration provisions of the Merger Agreement, as applicable, as discussed below.

You will be deemed to have made a “STOCK ELECTION” if:

A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.	A completed “Election Form,” together with your confirmation of book-entry transfer, is not actually received by the exchange agent for the Transaction, Computershare Inc. (the “Exchange Agent” or “Computershare”), by the Election Deadline; or

C.	You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made a “Stock Election,” and merger consideration will be paid under the terms of Option 1 above.

The merger consideration to be paid to holders of Terminix common stock making a Cash Election or Stock Election in connection with the Transaction is, under the terms of the Merger Agreement, subject to allocation and proration provisions. The total number of Rentokil Initial ADSs to be issued and the aggregate amount of cash to be paid under the terms of the Merger Agreement will not vary as a result of individual election preferences. Under the terms of the Merger Agreement, if the Stock Consideration is oversubscribed, then each Terminix stockholder that either elected for the Stock Consideration or failed to make a valid cash/stock election will receive a prorated number of Rentokil Initial ADSs and an amount in cash in USD (without interest). Such cash amount will be equivalent to the value of the amount of Stock Consideration payable in excess of the prorated number of Rentokil Initial ADSs, with such Stock Consideration valued based on the Rentokil Initial ADS Price. Similarly, if the Cash Consideration is oversubscribed, then each Terminix stockholder that elected for the Cash Consideration will receive a prorated amount in cash (without interest) in USD and a number of Rentokil Initial ADSs with a value equivalent to the amount of Cash Consideration owed in excess of the prorated cash amount. Such Rentokil Initial ADSs will be valued based on the Rentokil Initial ADS Price. In either such case, the Exchange Agent will allocate between cash and Rentokil Initial ADSs in accordance with the proration mechanics described in the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement — Allocation of Merger Consideration and Illustrative Elections and Calculations” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus to ensure that the total amount of cash paid and the total number of Rentokil Initial ADSs to be issued in the Transaction equals the aggregate amount agreed to in the Merger Agreement. No guarantee can be made that you will receive the amount of Cash Consideration or Stock Consideration that you elect.

Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us on how to exchange your shares of Terminix common stock. If you do not instruct us as to how to exchange your shares, we will not make an election for you and you will be deemed to have made a “Stock Election” under the terms of Option 1 above.

Please note the following:

•	The Election Deadline is 5:00 p.m., Eastern Time, on the date that is three business days preceding the closing date of the Transaction. The anticipated Election Deadline for Terminix stockholders to elect the form of merger consideration they desire to receive in the Transaction has been set for 5:00 p.m. Eastern Time on [•], 2022, but you are encouraged to return your Election Form as promptly as possible. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the Transaction, Innisfree M&A Incorporated at 877-456-3422. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is three business days prior to the Election Deadline.

•	If you miss our processing deadline specified above, you will be deemed to have made a Stock Election with respect to your shares of Terminix common stock.

•	Different tax consequences may be associated with each of the election options. The tax consequences to you of the Transaction will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Terminix common stock for Rentokil Initial ADSs, cash or a combination of Rentokil Initial ADSs and cash. For a general description of the tax consequences of the Transaction, see the sections entitled “The Merger Proposal—Material U.S. Federal Income Tax Consequences” and “The Merger Proposal—Material UK Tax Consequences of Owning Rentokil Initial Ordinary Shares or Rentokil Initial ADSs” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus.

Please provide your signed instructions below:

ELECTION OPTIONS

☐	STOCK ELECTION — a number of Rentokil Initial ADSs equal to (A) 1.0619 plus (B) the quotient of $11.00 and the Rentokil Initial ADS Price, subject to certain allocation and proration provisions of the Merger Agreement, as applicable, as discussed below.

Number of Shares ____________________

☐	CASH ELECTION — an amount in cash, without interest, and in USD equal to (A) $11.00 plus (B) the product of 1.0619 and the Rentokil Initial ADS Price, subject to certain allocation and proration provisions of the Merger Agreement, as applicable, as discussed below.

Number of Shares ____________________

Account Number ____________________

If you do not elect one of these options, the Exchange Agent will treat you as having made a “Stock Election.” If you make a valid election, you will be unable to sell or otherwise transfer your shares of Terminix common stock after making such election, unless such election is properly revoked before the Election Deadline in accordance with the applicable procedures or unless the Merger Agreement is terminated.

As described above, the terms of the Merger Agreement permit a holder of Terminix common stock to make an election with respect to each share of Terminix common stock. If you seek to separately identify the particular shares of Terminix common stock (e.g., shares of Terminix common stock acquired on particular date(s) or at particular price(s)) for which a particular election is being made, you should (i) attach a statement to this form identifying the particular share(s) of Terminix common stock for which each election is made (e.g., by acquisition date or price), and (ii) retain a copy of this form and the statement for your records. The elections that you make, and the shares with respect to which you make each election, may affect the tax consequences of the Transaction to you. For a general description of the tax consequences of the Transaction, see the sections entitled “The Merger Proposal—Material U.S. Federal Income Tax Consequences” and “The Merger Proposal—Material UK Tax Consequences of Owning Rentokil Initial Ordinary Shares or Rentokil Initial ADSs” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus. We also encourage you to consult your tax advisor with respect to whether and how you should separately identify the particular shares of Terminix common stock for which a particular election is being made.

The merger consideration to be paid to holders of Terminix common stock making a Cash Election or Stock Election in connection with the Transaction is, under the terms of the Merger Agreement, subject to allocation and proration provisions. The total number of Rentokil Initial ADSs to be issued and the aggregate amount of cash to be paid under the terms of the Merger Agreement will not vary as a result of individual election preferences. Under the terms of the Merger Agreement, if the Stock Consideration is oversubscribed, then each Terminix stockholder that either elected for the Stock Consideration or failed to make a valid cash/stock election will receive a prorated number of Rentokil Initial ADSs and an amount in cash in USD (without interest). Such cash amount will be equivalent to the value of the amount of Stock Consideration payable in excess of the prorated number of Rentokil Initial ADSs, with such Stock Consideration valued based on the Rentokil Initial ADS Price. Similarly, if the Cash Consideration is oversubscribed, then each Terminix stockholder that elected for the Cash Consideration will receive a prorated amount in cash (without interest) in USD and a number of Rentokil Initial ADSs with a value equivalent to the amount of Cash Consideration owed in excess of the prorated cash amount. Such Rentokil Initial ADSs will be valued based on the Rentokil Initial ADS Price. In either such case, the Exchange Agent will allocate between cash and Rentokil Initial ADSs in accordance with the proration mechanics described in the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement — Allocation of Merger Consideration and Illustrative Elections and Calculations” beginning on pages [●] and [●], respectively, of the Proxy Statement/Prospectus to ensure that the total amount of cash paid and the total number of Rentokil Initial ADSs to be issued in the Transaction equals the aggregate amount agreed to in the Merger Agreement.

No guarantee can be made that you will receive the amount of Cash Consideration or Stock Consideration that you elect.

Rentokil Initial ADSs will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

Signature of Stockholder	Signature of Stockholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION
AND RISK OF THE ELECTING STOCKHOLDER. IF DELIVERED BY MAIL,
REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED.
IN ALL CASES, SUFFICIENT TIME SHOULD BE
ALLOWED TO ENSURE TIMELY DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR
FINANCIAL ADVISOR DIRECTLY.
PROMPT ACTION IS REQUESTED.